Consent of Independent Registered Public Accounting Firm

LivePerson, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-112019 and 333-112018) on Form S-3 and (No. 333-34230) on Form S-8 of LivePerson, Inc. and subsidiaries of our reports dated March 10, 2006, relating to the consolidated financial statements, and the effectiveness of LivePerson, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

New York, New York
March 15, 2006